UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2022

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SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive
Spring, TX 77389
(Address of principal executive offices)(Zip Code)

(832) 796-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	SWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On December 30, 2022, Southwestern Energy Company (the “Company”) repaid in full all outstanding indebtedness under Term Loan Credit Agreement, dated as of December 22, 2021 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, the financial institutions party thereto, as lenders (the “Lenders”) and the other agents, arrangers and bookrunners identified therein. The Credit Agreement payoff amount included term loans in the principal amount of approximately $546 million, plus accrued but unpaid interest, fees, and expenses, which satisfied all of the Company’s indebtedness obligations thereunder. In connection with the repayment of such outstanding indebtedness obligations by the Company, all security interests, mortgages, liens and encumbrances securing the obligations under the Credit Agreement, and the Credit Agreement, related loan documents, and all guarantees of such indebtedness obligations were terminated. The Company funded the repayment of the obligations under the Credit Agreement with approximately $305 million in cash on hand and approximately $250 million of borrowings under the Company’s revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: December 30, 2022	By:	/s/ CARL F. GIESLER, JR.
	Name:	Carl F. Giesler, Jr.
	Title:	Executive Vice President and Chief Financial Officer